Amended on January 25, 2022
THIRD AMENDED AND RESTATED BYLAWS, AS AMENDED
OF
MIDWESTONE FINANCIAL GROUP, INC.

ARTICLE I.

OFFICES

The principal office of the corporation in the State of Iowa shall be located in the City of Iowa City, County of Johnson. The corporation may have such other offices, either within or without the State of Iowa, as the Board of Directors may designate or as the business of the corporation may require from time to time.

The registered office of the corporation required by the Iowa Business Corporation Act to be maintained in the State of Iowa may be, but need not be, identical with the principal office in the State of Iowa, and the address of the registered office may be changed from time to time by the Board of Directors.
ARTICLE II.

SHAREHOLDERS

Section 2.1. Annual Meeting. The annual meeting of the shareholders shall be held in the month of April (or such other month as determined by the Board of Directors) in each year on such day and at such time as shall be designated by the Board of Directors and stated in the notice of such meeting for the purpose of electing directors and for the transaction of such other business as may properly come before the meeting. If the election of directors shall not be held on the day designated herein for any annual meeting of the shareholders, or at any adjournment thereof, the Board of Directors shall cause the election to be held at a special meeting of the shareholders as soon thereafter as conveniently may be.

Business to be considered by the shareholders shall be brought before an annual meeting: (i) pursuant to the corporation’s notice of meeting; (ii) by or at the direction of the Board of Directors; or (iii) by any shareholder of the corporation who (A) was a shareholder of record at the time of giving of notice provided for in this Section, (B) is entitled to vote with respect thereto and (C) who complies with the notice procedures set forth in this Section. For business to be properly brought before an annual meeting by a shareholder, the shareholder must have given timely notice thereof in writing to the Secretary of the corporation and such proposed business must otherwise be a proper matter for shareholder action. To be timely, a shareholder’s notice must be delivered to or mailed to and received by the Secretary at the principal executive offices of the corporation not later than the close of business on the 60th day nor earlier than the close of business on the 90th day prior to the first anniversary of the preceding year’s annual meeting. Such shareholder’s notice to the Secretary of the corporation shall set forth: (i) as to any business the shareholder proposed to bring before the annual meeting, (A) a brief description of the business desired to be brought before the annual meeting, (B) the reasons for conducting such business at the annual meeting, (C) any material interest in such business of such shareholder and (D) the beneficial owner, if any, on whose behalf the proposal is made; and (ii) as to the shareholder giving the notice and the beneficial owner, if any, on whose behalf the proposed business is to be brought, (A) the name and address of such shareholder, as they appear on the corporation’s books, and the name and address of such beneficial owner, and (B) the class and number of shares of the corporation’s capital stock that are owned beneficially and of record by such shareholder and such beneficial owner.

Section 2.2. Special Meetings. Special meetings of the shareholders may be called for any purpose or purposes, unless otherwise prohibited by the Iowa Business Corporation Act, other relevant law, the articles of incorporation or these bylaws. The Chairman of the Board, Chief Executive Officer or President may call a special meeting of shareholders. In addition, a special meeting shall be called in the circumstances described in Section 490.702 of the Iowa Business Corporation Act.

Section 2.3. Place of Meeting and Virtual Meetings. The Board of Directors may designate a place, either within or without the State of Iowa, as the place of meeting for any annual meeting or for any special meeting of the shareholders called pursuant to Section 2.2, or a meeting can be held virtually with no designated physical location. The Board of Directors, in its sole discretion, and subject to such guidelines and procedures as the Board of Directors may adopt, may allow shareholders and proxyholders not physically present at a meeting of shareholders to participate in a meeting of the shareholders and be deemed present in person and vote at a meeting of shareholders, whether such meeting is to be held at a designated place or solely by means of remote communication or both. The corporation shall implement reasonable measures to verify that each person deemed present and permitted to vote at the meeting by means of remote communications is a shareholder or proxyholder; provide such shareholders and proxyholders a reasonable opportunity to participate in the meeting and to vote on matters submitted to the shareholders, including an opportunity to read or hear the proceedings of the meetings substantially concurrently with such proceedings; and if any shareholder or proxyholder votes or takes other action at the meeting by means of remote communication, a record of such vote or other action shall be maintained by the corporation.

Section 2.4. Notice of Meeting. Written or printed notice stating the place, day and hour of the meeting of shareholders and, in case of a special meeting, the purpose or purposes for which the meeting is called, shall be delivered within the time period prescribed by Section 490.705 of the Iowa Business Corporation Act, either personally or by mail, by or at the direction of the Board of Directors, or, in the absence of such direction, the Chairman of the Board, Chief Executive Officer or President, or, in the absence of either such direction, by the Secretary, to each shareholder of record entitled to vote at such meeting. If mailed, such notice shall be deemed to be delivered when deposited in the United States mail, addressed to the shareholder at his or her address as it then appears on the stock transfer books of the corporation, with postage thereon prepaid.

Without limiting the manner by which notice otherwise may be given effectively to shareholders, any notice to shareholders given by the corporation under any provision of the Iowa Business Corporation Act, the articles of incorporation or these bylaws shall be effective if given by a form of electronic transmission consented to by the shareholder to whom notice is given and shall be deemed delivered immediately upon electronic transmission of such notice. Any such consent shall be revocable by the shareholder by written notice to the corporation or as otherwise provided by law.

Section 2.5. Fixing of Record Date. For the purpose of determining shareholders entitled to notice of or to vote at any meeting of shareholders or any adjournment thereof, or shareholders entitled to receive payment of any dividend, or in order to make a determination of shareholders for any other proper purpose, the Board of Directors of the corporation may fix in advance a date as the record date for any such determination of shareholders, such date in any case to be not more than the number of days set forth in Section 490.707 of the Iowa Business Corporation Act prior to the date on which the particular action requiring such determination of shareholders is to be taken and, in case of a meeting of shareholders, not less than ten days before the date of such meeting. If no record date is fixed for the determination of shareholders entitled to notice of or to vote at a meeting of shareholders, or shareholders entitled to receive payment of a dividend, the date on which notice of the meeting is mailed or the date on which the resolution of the Board of Directors declaring such dividend is adopted, as the case may be, shall be the record date for such determination of shareholders. When a determination of shareholders entitled to vote at any meeting of shareholders has been made as provided in this Section, such determination shall apply to any adjournment thereof.

Section 2.6. Voting Lists. The officer or agent having charge of the stock transfer books for shares of the corporation shall make a complete list of the shareholders entitled to vote at such meeting, or any adjournment thereof, arranged, in alphabetical order, by voting group and then by class or series, with the address of and the number of shares held by each shareholder. The list shall be available for inspection upon written demand by any shareholder at any time during usual business hours, at such shareholder’s expense, beginning two business days after the notice of the meeting is given for which the list was prepared, and continuing through the meeting, at the corporation’s principal address or at a place identified in the meeting notice in the city where the meeting will be held. Such lists shall also be produced and kept open at the time and place of the meeting and shall be subject to the inspection of any shareholder during the whole time of the meeting.

Section 2.7. Quorum. A majority of the outstanding shares of the corporation entitled to vote, represented in person or by proxy, shall constitute a quorum at a meeting of shareholders. If less than a majority of the outstanding shares are represented at a meeting, a majority of the shares so represented may adjourn the meeting from time to time without further notice. At such adjourned meeting at which a quorum shall be present or represented, any business may be transacted which might have been transacted at the meeting as originally notified. The shareholders present at a duly organized meeting may continue to transact business until adjournment, notwithstanding the withdrawal of enough shareholders to leave less than a quorum.

Section 2.8. Proxies. At all meetings of shareholders, a shareholder may vote by proxy executed in writing by the shareholder or by his or her duly authorized attorney in fact. Such proxy shall be filed with the Secretary of the corporation before or at the time of the meeting. No proxy shall be valid after eleven months from the date of its execution, unless otherwise provided in the proxy.

Section 2.9. Voting of Shares. Subject to the articles of incorporation, each outstanding share entitled to vote shall be entitled to one vote upon each matter submitted to a vote at a meeting of shareholders.

Section 2.10. Voting of Shares by Certain Holders.

(a) Shares standing in the name of another corporation may be voted by such officer, agent or proxy as the bylaws of such corporation may prescribe, or, in the absence of such provision, as the Board of Directors of such corporation may determine.

(b) Shares held by an administrator, executor, guardian or conservator may be voted by him or her, either in person or by proxy, without a transfer of such shares into his or her name. Shares standing in the name of a trustee may be voted by him or her, either in person or by proxy, but no trustee shall be entitled to vote shares held by him or her without a transfer of such shares into his or her name.

(c) Shares standing in the name of a receiver may be voted by such receiver, and shares held by or under the control of a receiver may be voted by such receiver without the transfer thereof into his or her name if authority so to do be contained in an appropriate order of the court by which such receiver was appointed.

(d) A shareholder whose shares are pledged shall be entitled to vote such shares until the shares have been transferred into the name of the pledgee, and thereafter the pledgee shall be entitled to vote the shares so transferred.

(e) Neither treasury shares nor shares held by another corporation if a majority of the shares entitled to vote for the election of directors of such other corporation is held by the corporation, shall be voted at any meeting or counted in determining the total number of outstanding shares at any given time.

Section 2.11. Informal Action by Shareholders. Unless otherwise provided by the articles of incorporation, any action required to be taken at a meeting of the shareholders, or any other action which may be taken at a meeting of the shareholders, may be taken without a meeting if one or more written consents describing the action taken are signed by the holders of outstanding shares having not less than ninety percent of the votes entitled to be cast at a meeting at which all shares entitled to vote on the action were present and voted, and are delivered to the corporation for including in the minutes or filing with the corporate records and the other requirements in Section 490.704 of the Iowa Business Corporation Act are followed.

Section 2.12. Meeting of all Shareholders. If all of the shareholders shall meet at any time and place, either within or without the State of Iowa, and consent to the holding of a meeting at such time and place, such meeting shall be valid without call or notice, and at such meeting any corporate action may be taken.

Section 2.13. Voting by Ballot. Voting on any question or in any election may be by voice unless the presiding officer shall order or any shareholder shall demand that voting be by ballot.

ARTICLE III.

BOARD OF DIRECTORS

Section 3.1. General Powers. The business and affairs of the corporation shall be managed by or under the direction of its Board of Directors.

Section 3.2. Number, Tenure, Qualifications. The number of directors constituting the entire Board of Directors shall be not less than eleven nor more than fifteen, as fixed from time to time by resolution of not less than a majority of the number of directors that, immediately prior to such proposed change, had been fixed in the manner prescribed by this Section 3.2; provided, however, that the number of directors shall not be reduced so as to shorten the term of any director at the time in office. Directors need not be shareholders of the corporation.

The directors shall be divided into three classes, Class I, Class II and Class III, as nearly equal in number as the then total number of directors constituting the entire board permits with the term of office of one class expiring each year. If the number of directors is increased, the additional directors may be elected by a majority of the directors then in office, although less than a quorum, and any directors so chosen shall hold office until the next election of the class for which such directors shall have been chosen and until their successors shall be elected and qualified. If the number of directors is changed, any increase or decrease in the number of directors shall be apportioned among the classes so as to maintain all classes as equal in number as possible. At each annual meeting of shareholders, the successors to the class of directors whose term shall then expire shall be elected to hold office for a term expiring at the third succeeding annual meeting.

Notwithstanding the foregoing, until the 2021 annual meeting of shareholders, the Class II directors shall consist of (i) two persons previously selected by Central Bancshares, Inc. pursuant to the terms of the Agreement and Plan of Merger dated November 20, 2014, between the corporation and Central Bancshares, Inc. (each, a “Central Related Director”); and (ii) such remaining number of persons serving as Class II directors of the corporation, with the aggregate number of Class II directors to be set by resolution of the Board from time to time. If, prior to the 2021 annual meeting of shareholders, either Class II Central‑Related Director shall for any reason cease to serve as a director, he or she shall be replaced by the Board of Directors with an individual selected by the remaining Central‑Related Director in good faith in a manner intended to preserve the principles of representation in this paragraph, provided that such individual is reasonably agreeable to the Nominating and Corporate Governance Committee in accordance with the good faith execution of its duties.

The Board of Directors may appoint individuals to serve as honorary directors or as directors emeritus. An individual so appointed shall not vote at any meeting of the Board of Directors, shall not be counted in determining a quorum, and shall not be charged with any responsibilities or be subject to any liabilities imposed upon directors.

Section 3.3. Regular Meetings. A regular meeting of the Board of Directors shall be held without notice (other than this Section of these bylaws) immediately after the annual meeting of shareholders. The Board of Directors may provide, by resolution, the time and place, either within or without the State of Iowa, for the holding of additional regular meetings without other notice than such resolution.

Section 3.4. Special Meetings. Special meetings of the Board of Directors may be called by or at the request of the Chairman of the Board, Chief Executive Officer or President; special meetings shall be called by the Chairman, Chief Executive Officer, President or Secretary in like manner and on like notices upon the written request of a majority of the directors. The person or persons authorized to call special meetings of the Board of Directors may fix any place, either within or without the State of Iowa, as the place for holding any special meeting of the Board of Directors called by them.

Section 3.5. Notice. Notice of any special meeting of the Board of Directors shall be given at least twenty-four hours in advance by written notice delivered personally or mailed to each director at his or her business address, or by telephone, facsimile or other means of electronic transmission to the directors. If mailed, such notice shall be deposited in the U.S. mail, postage prepaid, at least four business days prior to the meeting. Any director may waive notice of any meeting. The attendance of a director at a meeting shall constitute a waiver of notice of such meeting, except when a director attends a meeting for the express purpose of objecting to the transaction of any business because the meeting is not lawfully called or convened. Neither the business to be transacted at, nor the purpose of, any regular or special meeting of the Board of Directors need be specified in the notice or waiver of notice of such meeting.

Section 3.6. Quorum. A majority of the number of directors designated by the Board of Directors as constituting the full Board shall constitute a quorum for the transaction of business at any meeting of the Board of Directors, but if less than such majority is present at a meeting, a majority of the directors present may adjourn the meeting from time to time without further notice.

Section 3.7. Manner of Acting. Except as otherwise provided in these bylaws, the act of the majority of the Board of Directors present at a meeting at which a quorum is present shall be the act of the Board of Directors.

Section 3.8. Vacancies. Subject to Section 3.2, in case one or more vacancies shall occur on the Board of Directors by reason of death, resignation, an increase in the number of directors or otherwise, the vacancy may be filled by the Board of Directors, or, if the directors remaining in office constitute fewer than a quorum of the Board of Directors, by the affirmative vote of a majority of all such directors remaining in office.

Section 3.9. Compensation. By resolution of the Board of Directors, the directors may be paid their expenses, if any, of attendance at each meeting of the Board of Directors, and may be paid a fixed sum for attendance at each meeting of the Board of Directors or a stated salary as director. No such payment shall preclude any director from serving the corporation in any other capacity and receiving compensation therefor.

Section 3.10. Presumption of Assent. A director of the corporation who is present at a meeting of the Board of Directors at which action on any corporate matter is taken shall be presumed to have assented to the action taken unless his or her dissent shall be entered into the minutes of the meeting or unless he or she shall file his or her written dissent to such action with the person acting as the secretary of the meeting before the adjournment thereof or shall forward such dissent by registered mail to the Secretary of the corporation immediately after the adjournment of the meeting. Such right to dissent shall not apply to a director who voted in favor of such action.

Section 3.11. Informal Action by Directors. Any action required to be taken at a meeting of the directors, or any other action which may be taken at a meeting of the directors, may be taken without a meeting if a consent in writing, setting forth the action so taken, shall be signed by all of the directors entitled to vote with respect to the subject matter thereof.

Section 3.12. Appointment of Certain Board Committees. The Board of Directors may, by resolution passed by a majority of the whole Board, designate one or more committees, each committee to consist of one or more directors of the corporation. Any such committee, to the extent provided in the resolution of the Board of Directors and permitted by the Iowa Business Corporation Act, shall have and may exercise all the powers and authority of the Board of Directors in the management of the business and affairs of the corporation and may authorize the seal of the corporation to be affixed to all papers which may require it. Each committee shall keep regular minutes of its meetings.

Section 3.13. Participation in Board Meetings Via Telephone and Other Communications Equipment. Members of the Board of Directors, or of any committee of the Board of Directors, may participate in and act at any meeting of the Board or committee through the use of a conference telephone or other communications equipment by means of which all persons participating in the meeting can hear each other. Participation in such a meeting shall constitute attendance and presence in person at the meeting of the person or persons so participating.

Section 3.14. Director Nominations. Subject to Section 3.2, nominations of candidates for election as directors at any meeting of shareholders may be made: (i) by, or at the direction of, a majority of the Board of Directors or a designated committee thereof; or (ii) by any shareholder of record entitled to vote at such meeting; provided that only persons nominated in accordance with procedures set forth in this Section shall be eligible for election as directors. No person shall be eligible to be newly elected or appointed as a director if he or she shall have attained the age of seventy-five (75) years on or prior to the date of his or her election or appointment. Any director of the corporation who attains the age of seventy-five (75) years shall automatically cease to be a director (without any action on his or her part) at the close of business on the day of the next shareholders’ meeting at which directors are to be elected, regardless of whether or not his or her term as a director would otherwise expire at such shareholders’ meeting.

Nominations, other than those made by, or at the direction of, the Board of Directors or a committee thereof, may only be made pursuant to timely notice in writing to the Secretary of the corporation as set forth in this Section. To be timely, a shareholder’s notice shall be delivered to, or mailed and received by, the Secretary of the corporation: (i) for an annual meeting, not less than sixty days nor more than ninety days in advance of the first anniversary date (month and day) of the previous year’s annual meeting; and (ii) for a special meeting, not less than sixty days nor more than ninety days in advance of the date (month and day) of the special meeting, regardless of any postponements or adjournments of that meeting to a later date. Such shareholder notice shall set forth: (i) as to each person whom the shareholder proposes to nominate for election as a director, (A) the name, age, business address and residential address of such person, (B) the principal occupation or employment of such person, (C) the class and number of shares of the corporation’s stock which are beneficially owned by such person on the date of such shareholder notice and (D) any other information relating to such person that would be required to be disclosed on Schedule 13D pursuant to Regulation 13D-G under the Securities Exchange Act of 1934, as amended (the “Exchange Act”), in connection with the acquisition of stock, and pursuant to Regulation 14A under the Exchange Act, in connection with the solicitation of proxies with respect to nominees for election as directors; and (ii) as to the shareholder giving the notice, (A) the name and address, as they appear on the corporation’s books, of such shareholder and the name and principal business or residential address of any other beneficial shareholders known by such shareholder to support such nominees, and (B) the class and number of shares of the corporation’s stock which are beneficially owned by such shareholder on the date of such shareholder notice and the number of shares owned beneficially by any other record or beneficial shareholders known by such shareholder to be supporting such nominees on the date of such shareholder notice. At the request of the Board of Directors, any person nominated by, or at the request of, the Board of Directors for election as a director shall furnish to the Secretary of the corporation that information required to be set forth in a shareholder’s notice of nomination which pertains to the nominee.

The Board of Directors may reject any nomination by a shareholder not timely made in accordance with the requirements of this Section. If the Board of Directors, or a committee designated by the Board of Directors, determines that the information provided in a shareholder’s notice does not satisfy the informational requirements of this Section in any material respect, the Secretary of the corporation shall promptly notify such shareholder of the deficiency in the notice. The shareholder may cure the deficiency by providing additional information to the Secretary within such period of time, not less than five days from the date such deficiency notice is given to the shareholder, as the Board of Directors or such committee shall determine. If the deficiency is not cured within such period, or if the Board of Directors or a designated committee determines that the additional information provided by the shareholder, together with information previously provided, does not satisfy the requirements of this Section in any material respect, then the Board of Directors may reject such shareholder’s notice and the proposed nominations shall not be accepted if presented at the shareholder meeting to which the notice relates.

ARTICLE IV.

OFFICERS

Section 4.1. Number; Titles. The officers of the corporation shall be the Chief Executive Officer, the President, one or more Vice Presidents (the number thereof to be determined by the Board of Directors), a Secretary and a Treasurer, each of whom shall be elected by the Board of Directors. Such other officers and assistant officers as may be deemed necessary may be elected by the Board of Directors or appointed by or pursuant to the authority of the Board of Directors. Any two or more offices may be held by the same person. The Board of Directors also shall appoint a Chairman of the Board, and may appoint one or more Vice Chairmen of the Board, but any such position shall be deemed a non-officer position of the corporation.

Section 4.2. Election and Term of Office. The officers of the corporation to be elected by the Board of Directors shall be elected annually by the Board of Directors at the first meeting of the Board of Directors held after each annual meeting of the shareholders. If the election of officers shall not be held at such meeting, such election shall be held as soon thereafter as conveniently may be. Each officer shall hold office until his or her successor shall have been duly elected and shall have qualified or until his or her death or until he or she shall resign or shall have been removed in the manner hereinafter provided.

Section 4.3. Removal. Unless otherwise set forth in Section 4.2, any officer or agent elected or appointed by or pursuant to authority of the Board of Directors may be removed by the Board of Directors and any officer or agent appointed other than by the Board of Directors may be removed by the officer appointing them whenever in the judgment of the Board of Directors or the appointing officer, as the case may be, the best interests of the corporation would be served thereby, but such removal shall be without prejudice to the contract rights, if any, of the person so removed.

Section 4.4. Vacancies. A vacancy in any office because of death, resignation, removal, disqualification or otherwise, shall be filled in accordance with the provisions of these bylaws with respect to the original election or appointment to such office.

Section 4.5. Chairman of the Board. The Chairman of the Board shall, when present, preside at all meetings of the shareholders and the Board of Directors and shall see that all orders and resolutions of the Board of Directors are carried into effect, and in general shall perform all duties incident to the position of Chairman of the Board and such other duties as may be prescribed by the Board of Directors from time to time. The Vice-Chairman or Vice-Chairmen, as applicable, shall, in the absence of the Chairman of the Board or his or her inability or refusal to act, preside at all meetings of the shareholders and of the Board of Directors and perform the duties of the Chairman of the Board, and when so acting shall have all of the powers of and be subject to all the restrictions upon the Chairman.

Section 4.6. Chief Executive Officer. The Chief Executive Officer shall, in the absence of the Chairman of the Board and any Vice Chairmen at such time or their inability or refusal to act, preside at all meetings of the shareholders and of the Board of Directors. The Chief Executive Officer shall have general and active management of the business of the corporation and may sign, with the Secretary or any other proper officer of the corporation thereunto authorized by the Board of Directors, certificates for shares of the corporation, any deeds, mortgages, bonds, contracts, or other instruments which the Board of Directors has authorized to be executed, except in cases where the signing and execution thereof shall be expressly delegated by the Board of Directors or by these bylaws to some other officer or agent of the corporation, or shall be required by law to be otherwise signed or executed; and in general shall perform all duties incident to the office of Chief Executive Officer and such other duties as may be prescribed by the Board of Directors from time to time.

Section 4.7. President. The President shall, subject to the direction of the Chief Executive Officer, in general assist in the management of the business and affairs of the corporation. The President shall perform such other duties as may be prescribed by the Board of Directors and/or the Chief Executive Officer from time to time. The President may sign, with the Secretary or any other proper officer of the corporation thereunto authorized by the Board of Directors, certificates for shares of the corporation, any deeds, mortgages, bonds, contracts, or other instruments which the Board of Directors has authorized to be executed, except in cases where the signing and execution thereof shall be expressly delegated by the Board of Directors or by these bylaws to some other officer or agent of the corporation, or shall be required by law to be otherwise signed or executed.

Section 4.8. The Vice Presidents. The Vice President or Vice Presidents shall perform such duties as from time to time may be assigned to him or her by the Board of Directors, Chief Executive Officer and/or President.

Section 4.9. The Secretary. The Secretary shall: (i) keep the minutes of the shareholders’ and of the Board of Directors’ meetings in one or more books provided for that purpose; (ii) see that all notices are duly given in accordance with the provisions of these bylaws or as required by law; (iii) be custodian of the corporate records; (iv) keep a register of the post office address of each shareholder which shall be furnished to the Secretary by such shareholder; (v) sign with the Chief Executive Officer, President or an authorized Vice President certificates for shares of the corporation, the issuance of which shall have been authorized by resolution of the Board of Directors; (vi) have general charge of the stock transfer books of the corporation; and (vii) in general perform all duties incident to the office of Secretary and such other duties as from time to time may be assigned to him or her by the Board of Directors, Chief Executive Officer and/or President. In the absence of the Secretary, any Vice President or the Treasurer is authorized to sign, jointly with the Chief Executive Officer or President, certificates for shares of the corporation.

Section 4.10. The Treasurer. If required by the Board of Directors, the Treasurer shall give a bond for the faithful discharge of his or her duties in such sum and with such surety or sureties as the Board of Directors shall determine. The Treasurer shall: (i) have charge and custody of and be responsible for all funds and securities of the corporation, receive and give receipts for moneys due and payable to the corporation from any source whatsoever, and deposit all such moneys in the name of the corporation in such banks, trust companies, or other depositories as shall be selected in accordance with the provisions of Article V of these bylaws; and (ii) in general perform all of the duties incident to the office of Treasurer and such other duties as from time to time may be assigned to him or her by the Board of Directors, the Chief Executive Officer or the President.

Section 4.11. Assistant Secretaries and Assistant Treasurers. The Assistant Secretaries, when authorized by the Board of Directors, may sign with the Chief Executive Officer, President or an authorized Vice President certificates for shares of the corporation the issuance of which shall have been authorized by a resolution of the Board of Directors. The Assistant Treasurers shall, respectively, if required by the Board of Directors, give bonds for the faithful discharge of their duties in such sums and with such sureties as the Board of Directors shall determine. The Assistant Secretaries and Assistant Treasurers, in general, shall perform such duties as shall be assigned to them by the Secretary or the Treasurer, respectively, or by the Board of Directors, Chief Executive Officer or President.

Section 4.12. Internal Auditor. The internal auditor, if appointed, shall be responsible for management and supervision of the internal audit program of the corporation and shall, each calendar year, submit a planned program for approval to the Board of Directors or a committee thereof designated by the Board of Directors, as well as periodic reports of compliance therewith to the Board of Directors or a committee thereof designated by the Board of Directors. The internal auditor shall perform such other duties as may from time to time be determined by the Board of Directors, the Chief Executive Officer and/or the President.

Section 4.13. Salaries. The salaries of the officers shall be fixed from time to time by the Board of Directors and no officers shall be prevented from receiving such salary by reason of the fact that he or she is also a director of the corporation.

ARTICLE V.

CONTRACTS, LOANS, CHECKS AND DEPOSITS

Section 5.1. Contracts. The Board of Directors may authorize any officer or agent to enter into any contract or execute and deliver any instrument in the name of and on behalf of the corporation, and such authority may be general or confined to specific instances.

Section 5.2. Loans. No loans shall be contracted on behalf of the corporation and no evidences of indebtedness shall be issued in its name unless authorized by a resolution of the Board of Directors. Such authority may be general or confined to specific instances.

Section 5.3. Checks, Drafts, etc. All checks, drafts or other orders for the payment of money, notes or other evidences of indebtedness issued in the name of the corporation, shall be signed by the Chief Executive Officer or the President or such other officer or agent of the corporation and in such manner as shall from time to time be determined by the Chief Executive Officer or the President or by resolution of the Board of Directors.

Section 5.4. Deposits. All funds of the corporation not otherwise employed shall be deposited from time to time to the credit of the corporation in such banks, trust companies or other depositories as the Board of Directors may select.

ARTICLE VI.

CERTIFICATES FOR SHARES AND THEIR TRANSFER

Section 6.1. Certificates for Shares. The shares of stock of the corporation shall be represented by certificates; provided, however, that the Board of Directors of the corporation may permit or require by resolution some or all of any class or series to be uncertificated shares. Shares represented by certificates shall be signed by, or in the name of, the corporation by the Chief Executive Officer or the President or a Vice President and by the Secretary or an Assistant Secretary, provided that such signatures may be facsimiles on any certificate countersigned by a transfer agent, certifying the number of shares owned by such shareholder in the corporation.

Section 6.2. Transfer of Shares. Stock of the corporation shall be transferable in the manner prescribed by applicable law and in these bylaws. Transfers of stock shall be made on the books of the corporation, and in the case of certificated shares of stock, only by the person named in the certificate or by such person’s attorney lawfully constituted in writing and upon the surrender of the certificate therefor, properly endorsed for transfer and payment of all necessary transfer taxes; or, in the case of uncertificated shares of stock, upon receipt of proper transfer instructions from the registered holder of the shares or by such person’s attorney lawfully constituted in writing, and upon payment of all necessary transfer taxes and compliance with appropriate procedures for transferring shares in uncertificated form; provided, however, that such surrender and endorsement, compliance or payment of taxes shall not be required in any case in which the officers of the corporation shall determine to waive such requirement. No transfer of stock shall be valid as against the corporation for any purpose until it shall have been entered in the stock records of the corporation by an entry showing from and to whom transferred.

ARTICLE VII.

DIVIDENDS

The Board of Directors may from time to time declare, and the corporation may pay, dividends on its outstanding shares in the manner and upon the terms and conditions provided by law and its articles of incorporation.

ARTICLE VIII.

WAIVER OF NOTICE

Whenever any notice is required to be given to any shareholder or director of the corporation under the provisions of the articles of incorporation or under the provisions of the Iowa Business Corporation Act, a waiver thereof in writing, signed by the person or persons entitled to such notice, whether before or after the time stated therein, shall be deemed equivalent to the giving of such notice.

ARTICLE IX.

FISCAL YEAR

The fiscal year of the corporation shall begin on the first day of January and end on the last day of December in each year.

ARTICLE X.

SEAL

The corporation shall have a corporate seal, which shall be in the possession of the Secretary of the corporation.

ARTICLE XI.

VOTING OF SHARES HELD BY THE CORPORATION

Unless otherwise resolved by the Board of Directors, (i) any shares or other securities issued by any other corporation and owned or controlled by the corporation may be voted at any meeting of security holders of such other corporation by the Chief Executive Officer of the corporation if he or she is present, or in the Chief Executive Officer’s absence, by the Secretary of the corporation who may be present, and (ii) whenever, in the judgment of the Chief Executive Officer, or in his or absence, of the Secretary, it is desirable for the corporation to execute an appointment of proxy or written consent in respect to any shares or other securities issued by any other corporation and owned by the corporation, such proxy appointment or consent shall be executed in the name of the corporation by the Chief Executive Officer, or the Secretary of the corporation in the order as provided in clause (i) of this Section, without necessity of any authorization by the Board of Directors or countersignature or attestation by another officer. Any person or persons designated in the manner above stated as the proxy or proxies of the corporation shall have full right, power and authority to vote the shares or other securities issued by such other corporation and owned by the corporation the same as such shares or other securities might be voted by the corporation.

ARTICLE XII.

INDEMNIFICATION OF OFFICERS AND DIRECTORS

Section 12.1. Indemnification of Officers and Directors. The corporation shall indemnify and advance expenses to any person who was or is a party or witness, or is threatened to be made a party or witness, to any threatened, pending or completed claim, action, suit or proceeding, whether civil, criminal, administrative or investigative, including grand jury proceedings, by reason of the fact that such person is or was a director or officer of the corporation or, while a director or officer of the corporation is, or was serving at the request of the corporation as a member, director, trustee, officer, partner, employee or agent of another foreign or domestic corporation, or of a partnership, company, joint venture, trust or other enterprise, including service with respect to employee benefit plans, against reasonable costs, charges, expenses, attorney’s fees, judgments, fines, penalties and amounts reasonably paid in settlement to the extent actually incurred by such person in connection with such claim, action, suit or proceeding, or in connection with an appeal thereof, to the full extent of and in a manner consistent with and limited by federal or state banking law and regulation or the Iowa Business Corporation Act, as the same now exists or may hereafter be amended or changed, or any successor or substitute law. No amendment to or repeal of this Article XII shall apply to or have any effect on the rights of any individual referred to in this Article XII for or with respect to acts or omissions of such individual occurring prior to such amendment or repeal.

Entitlement to indemnification under this Section 12.1 shall be conditional upon the corporation being afforded the opportunity to participate directly on behalf of such person in such claim, action, suit or proceeding or any settlement discussions relating thereto. The rights to indemnification hereunder shall be construed to be a contract between the corporation and each person who is now serving or who shall hereafter serve as a director or officer of the corporation. Each person who is now serving or who shall hereafter serve as a director or officer of the corporation shall be deemed to be serving in reliance upon the rights to identification provided hereunder, and such rights to indemnification shall continue as to any person who has ceased to serve in such capacity and shall inure to the benefit of the heirs and personal representative of such person.

Section 12.2. Other Rights. The indemnification provided hereunder shall not be deemed exclusive of any other rights to which the persons indemnified may be entitled under any agreement, vote of disinterested directors or otherwise, both as to activity in such person’s official capacity and as to activity in another capacity while holding such office, and shall continue as to a person who has ceased to be a director of officer.

Section 12.3. Insurance. The corporation, at its expense, shall have the power to purchase and maintain insurance on behalf of the corporation and on behalf of its directors and officers against any liability asserted against such persons in their capacities as directors and officers or arising out of their status as directors and officers, whether or not the corporation would have the power to indemnify the director or officer against such liability hereunder or under the Iowa Business Corporation Act. The corporation’s obligation to indemnify hereunder shall be in excess of any insurance purchase and maintained by the corporation, but such insurance shall be the primary source of satisfaction of such obligation of the corporation. To the extent that indemnification is paid to or on behalf of a director or officer by such insurance, such payments shall be deemed to be in satisfaction of the corporation’s obligation to indemnify such director or officer.

Section 12.4. Indemnification of Employees and Agents. The Board of Directors of the corporation by resolution may provide indemnification by the corporation to any employee or agent of the corporation, other than a director and officer, to the extent provided hereunder for directors and officers of the corporation.

ARTICLE XIII.

AMENDMENTS

Subject to Section 3.7, these bylaws may be altered, amended or repealed and new bylaws may be adopted at any regular or special meeting of the Board of Directors.

Approved this 25th day of January, 2022.

S:/ CHARLES N. FUNK S:/ KENNETH R. URMIE

Charles N. Funk Kenneth R. Urmie
Chief Executive Officer      Secretary